Exhibit 99.1

FOR IMMEDIATE RELEASE

Date:	July 28, 2016

Contact:	Paul Forgue
707-431-4423
paul@truetthurst.com

Innovative wine industry veteran Phil Hurst Announces Changes at Truett-Hurst, Inc. (NASDAQ THST)

Ties cut with former partner Bill Hambrecht; VML Russian River tasting room returns to its roots in Dry Creek Valley

(HEALDSBURG, Calif.) – July 28, 2016

Phil Hurst, Co-Founder and President and CEO of Truett-Hurst, Inc (“Truett-Hurst”), announced today that the VML tasting room and ultra-premium production facility located on Westside Road has been sold by Bill Hambrecht. The terms of the deal were not disclosed. Truett-Hurst, in exchange for $955 thousand in payment, quitclaimed certain rights and amended its lease so that it will vacate the tasting room portion of the property no later than December 31, 2016. The winery will be vacated no later than May 31, 2017. Truett-Hurst also agreed to dismiss its pending claims against Hambrecht.

Huneeus Vintners has purchased the property, and the Truett-Hurst team is working with the Huneeus team to ensure a smooth transition. Truett-Hurst owns and operates a bricks & mortar winery located in the famed Dry Creek Valley, California, which has garnered praise from the wine industry and multiple awards for the wines. The VML brand, named after winemaker and partner, Virginia Marie Lambrix, was launched at the Truett Hurst Dry Creek Estate Winery and will relocate there for the foreseeable future. Together, Hurst and Lambrix have built a reputation for their portfolio of Dry Creek and Russian River wines.

“We enjoyed our success at VML’s Westside Road property over the last five years, but now that Hambrecht has sold the property it is time to move on to our next chapter,” said Co-Founder Phil Hurst. “I am very excited that the VML tasting room is returning to our Dry Creek Estate,” continued Hurst.

“For me, VML is all about my love of the Russian River Valley; the combination of fog, soils and varietals planted there,” said winemaker and Truett-Hurst partner Ginny Lambrix.

In addition to the namesake Truett Hurst and VML wines, Truett-Hurst makes a family of premium and super-premium brands exclusively for the nation’s largest retailers including Albertsons, Safeway, Total Wine and More, Target, Trader Joes, and The Kroger Co. Additionally, Truett-Hurst has partnered with Daryl Groom, winner of multiple Winemaker of the Year awards in several publications, and his son Colby to produce, sell and market the vibrant cause-marketing wine brand Colby Red, which, over the last seven years, has made donations to heart health charities approaching $1 million. Truett-Hurst’s fast growing group of wine brands has received top scores from the world’s most prestigious critics and won praise from consumers.

About Truett-Hurst, Inc.

Truett-Hurst, Inc. (NASDAQ: THST, www.truetthurstinc.com), is a holding company headquartered in Healdsburg, California. Its sole asset is the controlling equity interest in H.D.D. LLC., an innovative and fast-growing super-premium, ultra-premium and luxury wine sales, marketing and production company based in the acclaimed Dry Creek Valley of Sonoma County, California.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations.  All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, prospects, plans, opportunities, and objectives constitute "forward-looking statements."  The words "may," "will," "expect," "intend," "plan," "anticipate," "believe," "estimate," "potential" or "continue" and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words.  Such forward-looking statements include expectations regarding revenue, income, expenses, for periods.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause such differences include, but are not limited to, a reduction in the supply of grapes and bulk wine available to us; significant competition; any change in our relationships with retailers which could harm our business; we may not achieve or maintain profitability in the future; the loss of key employees; a reduction in our access to, or an increase in the cost of, the third-party services we use to produce our wine; credit facility restrictions on our current and future operations; failure to protect, or infringement of, trademarks and proprietary rights; these factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report.  For additional information, see our Annual Report on Form 10-K filed on September 28, 2015, or our other reports currently on file with the Securities and Exchange Commission, which contain a more detailed discussion of risks and uncertainties that may affect future results.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.